UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

March 26, 2007

 IPORUSSIA, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-51076 (Commission File Number)	936A Beachland Boulevard, Suite 13 Vero Beach, FL 32963	38-3649127 (IRS Employer Identification No.)
(Address of Principal Executive Offices and zip code)

(772) 231-7544
(Registrant's telephone
number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for the historical and factual information contained herein, the matters set forth in this filing, including statements identified by words such as “may,” will,” “expect,” “should,” “anticipate,” “estimate,” “believe,” “intend,” or “project,” or the negative of these words or other variations on these words or comparable terminology, are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of IPORUSSIA, Inc. (“IPOR”) or the benefits of the proposed transaction to be materially different from any future results, benefits, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, satisfaction of closing conditions to the transaction. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Report. IPOR assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Item 1.01 Entry into Material Agreement

Effective March 26, 2007, IPORUSSIA, INC., a Delaware corporation (the “Company”) entered into an management agreement (“Management Agreement”) with Vero Management, L.L.C., a Delaware limited liability company (“Vero”) under which Vero has agreed to provide a broad range of managerial and administrative services to the Company including, but not limited to, assistance in the preparation and maintenance of the Company’s financial books and records, the filing of various reports with the appropriate regulatory agencies as are required by State and Federal rules and regulations, the administration of matters relating to the Company’s shareholders including responding to various information requests from shareholders as well as the preparation and distribution to shareholders of relevant Company materials, and to provide office space, corporate identity, telephone and fax services, mailing, postage and courier services (“Services”). In exchange for the provision of the Services, the Company will pay Vero $2,000 per month.

Kevin R. Keating owns and controls Vero and is also the sole director, CEO, CFO, President, Treasurer and Secretary of the Company. The terms of Management Agreement were determined based on terms which the Company believes would be available to it from third parties on an arms’ length basis.

Kevin R. Keating is the father of Timothy J. Keating, the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of KI Equity Partners VI, LLC (“KI Equity”), the controlling stockholder of the Company. Timothy J. Keating is the manager of KI Equity.

A copy of the Management Agreement is included as Exhibit 10.1 to this Current Report and is incorporated herein by this reference. All references to the Management Agreement are qualified, in their entirety, by the text of such exhibit.

Item 3.02 Unregistered Sales of Equity Securities

On March 26, 2007, the Company issued 7,894,737 shares of its common stock (“Common Stock”) to KI Equity for a purchase price of $75,000, or approximately $0.0095 per share. The proceeds from the purchase price will be used for working capital to pay expenses to maintain the reporting status of the Company.

On March 26, 2007, the Company issued 2,000,000 shares of its Common Stock to Kevin R. Keating, the sole officer and director of the Company, for services rendered to the Company valued at $19,000, or approximately $0.0095 per share.

On March 26, 2007, the Company also issued 7,000,000 shares of its Common Stock to Garisch Financial, Inc. (“GFI”) for consulting services rendered to the Company valued at $66,500, or approximately $0.0095 per share.

The above shares of Common Stock were issued under an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”). As such, the shares of Common Stock issued to KI Equity, Kevin R. Keating and GFI will be restricted shares, and the holder thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act or an exemption therefrom. The Company has granted demand and piggyback registration rights to KI Equity, Kevin R. Keating and GFI with respect to the above shares.

Immediately following the above stock issuances, the Company had 98,428,703 shares of Common Stock outstanding. KI Equity owns a total of 73,684,211 shares of the Company’s Common Stock immediately after the above stock issuances, or approximately 74.9% of the outstanding shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Management Agreement by and between IPORUSSIA, INC. and Vero Management, L.L.C. dated March 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, IPORUSSIA, INC. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPORUSSIA, INC.

Date: March 27, 2007	By: /s/ Kevin R. Keating
Kevin R. Keating, President and CEO

EXHIBIT INDEX

Exhibit Number	Description
10.1	Management Agreement by and between IPORUSSIA, INC. and Vero Management, L.L.C. dated March 26, 2007